UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 29, 2023

BTCS INC.

(Exact name of registrant as specified in its charter)

Nevada	001-40792	90-1096644
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9466 Georgia Avenue #124, Silver Spring, MD 20910

(Address of Principal Executive Offices, and Zip Code)

(202) 430-6576

Registrant’s Telephone Number, Including Area Code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	BTCS	The Nasdaq Stock Market
(The Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01.	Regulation FD Disclosure.

On June 29, 2023, BTCS Inc. (“BTCS” or the “Company”) listed its Series V Preferred Stock (“Preferred Stock” or “Preferred Shares”) on the Upstream stock exchange (“Upstream”). Investors who elect to transfer their Preferred Shares to Upstream may withdraw their Preferred Shares from Upstream back to our transfer agent Equity Stock Transfer (“EST”) and further transfer back to their broker at any time.

Deposit Preferred Stock on Upstream

Details on the Company’s Preferred Stock distribution and the steps needed to deposit the Preferred Stock on Upstream are summarized below and can be found at https://www.btcs.com/seriesv/.

1.	Investors must move their Preferred Stock to the Company’s transfer agent Equity Stock Transfer (“EST”). Preferred Stock may be moved to EST by contacting their broker-dealer (or other custodian) and initiating a Direct Registration System (“DRS”) transfer request of the Series V to EST. Broker-dealers may have different processes so investors should contact them directly for their process. The Preferred Stock may be transferred using free delivery at DTC via a DRS transfer to EST. BTCS, however, will not cover the cost of a DWAC or other transfer methods.
2.	Preferred Stock holders can open an account with Upstream by downloading their preferred app from Upstream’s website (https://upstream.exchange) and creating an Upstream account. Detailed information on the process of how to deposit and trade shares on Upstream is available by following the link: https://upstream.exchange/SupportCenter
3.	U.S. based Preferred Stock holders must also create an account with Boustead Securities (https://www.boustead1828.com/upstream) to deposit and trade their shares with Upstream.
4.	Lastly, Preferred Stock holders should request the deposit of their Preferred Stock into their Upstream account using the Upstream app.

Withdrawing Preferred Stock from Upstream

Investors interested in withdrawing shares of Preferred Stock from Upstream may submit a withdrawal of securities request for the Preferred Stock via the Upstream app. Directions can be found on Upstream’s website https://upstream.exchange/SupportCenter. After the submission is processed the Company’s transfer agent EST will receive the Preferred Stock and hold the shares in book entry.

Investors interested in moving Preferred Stock to a brokerage account should contact their broker, to ascertain what paperwork the broker will need to initiate a DRS deposit of the Preferred Stock.

Risk Factors

Because currently, outstanding shares of our common stock trade on Nasdaq and the Preferred Shares are to be listed for trading on Upstream, recipients of Preferred Shares are expected to face potential illiquidity, trading volatility and/or pricing discrepancies when compared to shares of common stock which trade on Nasdaq and will also not have the protections afforded by the Securities Exchange Act of 1934 and Nasdaq.

If your Preferred Shares are moved to Upstream, the trading volumes and market prices for those Preferred Shares may be lower than comparable metrics of our common stock listed on Nasdaq, in general or in specific instances, and you may therefore face challenges in liquidating your Preferred Shares both as compared to our Nasdaq-listed common stock and in general. If the Preferred Shares are not moved to Upstream, your Preferred Shares will be relatively illiquid, and you will need to privately locate a willing purchaser in order to sell your Preferred Shares, which you may be unable to do in a reasonable timeframe, without undue costs, at desired prices or at all.

Additionally Upstream is not subject to SEC regulation under the Securities Act of 1933 or the Securities Exchange Act of 1934 (the “Exchange Act”). These federal statutes and regulations are designed to protect investors and enhance transparency and capital formation in the capital markets, and the lack of this or similar regulatory oversight will subject holders of Preferred Shares who move their shares to Upstream to risks inherent in a trading market that operates in the absence of those considerations or where their influence is limited or inadequately enforced. While the SEC or other regulatory involvement never guarantees investor protection, the lack thereof exacerbates the risk of loss.

Digital asset-focused exchanges are often the target of fraud and malicious actors, and holders of investments in digital securities in the custody of such exchanges may be afforded limited or no protection from adverse developments such as theft and bankruptcy impacting the exchange on which their digital securities are held. As a result, unless new regulation or oversight is adopted and applies to Upstream, holders of Preferred Shares may be subject to certain of these contingencies. Additionally, since Upstream is based on blockchain technology it may also involve several technical risks. For instance, the blockchain on which the exchange operates may face difficulties in scaling to handle a large number of users and transactions including Upstream, as well as ensuring adequate performance and security. Additionally, Upstream may also face risks related to the underlying blockchain protocol, such as forks or other network changes that could negatively impact Upstream’s operations. Furthermore, Upstream may also face risks related to smart contract security, as any bugs or vulnerabilities in the smart contracts used on Upstream could result in loss of Preferred Shares or funds as well as other security breaches.

Other potential risks and uncertainties, include:

●	The possibility that a viable trading market never develops or is sustained on Upstream;
●	Adverse attention or action from regulatory authorities;
●	The possibility that the technology on which Upstream depends fails to function properly;
●	The security systems of Upstream may be inadequate or ineffective, or subject to breach or damage, endangering the Preferred Shares stored thereon;
●	Uncertainty as to the potential application laws and regulations including those regarding digital securities;
●	Upstream’s exposure to of digital assets and digital securities may subject it to bankruptcy or liquidation events given the volatile nature of digital assets; and
●	Trading on Upstream is not subject to the enhanced investor protections provided by the Exchange Act and Nasdaq.

Any of the above or other uncertainties relating to Upstream could adversely impact our Preferred Shareholders and more specifically Preferred Shareholders who move their shares to Upstream.

The information in Item 7.01 of this report, is furnished pursuant to Item 7.01 of Form 8-K and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that section. Furthermore, the information in Item 7.01 of this report, shall not be deemed to be incorporated by reference in the filings of the registrant under the Securities Act of 1933.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Exhibit

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BTCS INC.

Date: June 29, 2023	By:	/s/ Charles W. Allen
	Name:	Charles W. Allen
	Title:	Chief Executive Officer